UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2012

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of ADVENTRX Pharmaceuticals, Inc. (the “Company”) adopted the 2012 Executive Incentive Plan (the “Incentive Plan”) for the Company’s officers, including its named executive officers (as identified in the Company’s proxy statement relating to the Company’s 2011 annual meeting of stockholders) (the “NEOs”), for the period beginning January 1, 2012 and ending December 31, 2012, and it approved corporate performance objectives applicable to the Incentive Plan. The Incentive Plan will be governed and administered by the Committee.

Pursuant to the Incentive Plan, each participant is assigned an incentive target that is expressed either as a specific dollar amount or as a percentage of annual base salary, and the participant’s incentive award, if any, is based on achievement of the corporate objectives approved by the Committee and, if applicable, individual objectives approved by the Chair of the Committee. The corporate objectives approved by the Committee are applicable to all participants. If individual objectives are adopted for a participant, that participant’s incentive award will be based 25% on the participant’s achievement of the individual objectives and 75% on the Company’s achievement of the corporate objectives. The Chair of the Committee may elect not to adopt individual objectives for a participant, in which case, the participant’s incentive award will be based entirely (100%) on the Company’s achievement of the corporate objectives adopted by the Committee.

The following table lists the NEOs and their incentive target as well as the incentive targets for other eligible officers:

Participant	Incentive Target
Brian M. Culley, Chief Executive Officer	$187,500
Patrick L. Keran, President and Chief Operating Officer	$187,500
Senior Vice Presidents	30%
Vice Presidents	25%

The Committee may grant an incentive award that is less than the incentive target if it determines performance partially met objectives or was less than acceptable, or an incentive award that exceeds the incentive target if it determines performance exceeded objectives or was excellent in view of prevailing conditions. In evaluating performance, the Committee will consider the achievement of objectives, the degree to which performance exceeded the objective or an objective is partially achieved, the quality of achievement, the difficulty in achieving the objective, conditions that affected the ability to achieve objectives and such other factors as the Committee determines are appropriate to consider. In determining incentive awards, the Committee will take into account the recommendations of the Company’s chief executive officer and president and chief operating officer (together, the “Senior Executives”). The incentive awards generally will be paid in cash; however, the Committee has discretion to determine the composition of each award.

Payment of any award under the Incentive Plan will be made in a single sum on or after January 1, 2013 and on or before March 14, 2013. A participant has not earned and does not have any right or entitlement to any award under the Incentive Plan until the time the award is actually paid to such participant. Subject to any contractual obligations the Company may owe to a participant, the Committee has absolute discretion to abolish the Incentive Plan at any time or to alter any terms and conditions under which incentive awards will be paid, with or without any reason and with or without prior notice. Continued employment until payment of an incentive award is required and if the employment of a participant terminates during the plan period or prior to payment of incentive awards, subject to any contractual obligations the Company may owe to a participant, whether or not any award payment is made to that participant will be at the absolute discretion of the Committee.

The corporate performance objectives under the Incentive Plan were set by the Committee based on recommendations from the Senior Executives and reflect the Committee’s assessment, as of February 23, 2012, of near-term goals the achievement of which will enhance stockholder value. The corporate objectives involve progress and plans relating to research and development of one or more of the Company’s product candidates, including progress with clinical, regulatory and/or manufacturing activities, and maintaining specified levels of capital. As of the date of this report, the Chair of the Committee had not approved individual objectives for any of the participants. If the Chair of the Committee approves individual objectives for a participant, they will be tailored to the participant’s role in the Company and relate to one or more of the following categories: (a) progress and plans relating to research and development of one or more of the Company’s product candidates, including progress with clinical, regulatory and/or manufacturing activities, (b) budget, finance and financial controls and reporting, (c) corporate management and planning, (d) compliance and risk management, (e) strategic opportunities, and (f) investor relations and communication.

Pursuant to the Incentive Plan, if a corporate or individual objective becomes irrelevant or undesirable during the plan period or if a strategic change affects one or more objectives then, for each such affected objective, the Committee, after considering the recommendations of the Senior Executives may (i) if objectives are weighted, adjust the weightings of one or more existing objectives, (ii) substitute one or more new objectives, if objectives are weighted, with appropriate weightings for new and existing objectives, (iii) eliminate one or more existing objectives and, if objectives are weighted, re-weight objectives or (iv) take no action. With respect to individual objectives, the Incentive Plan provides that the Chair of the Committee, after considering the recommendations of the Senior Executives, may take the actions described in (i) – (iv) above.

The foregoing description of the terms of the Incentive Plan is subject to, and qualified in its entirety by, the Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

February 27, 2012	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	2012 Executive Incentive Plan